U.S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported):  October 17, 2005
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                      GATEWAY INTERNATIONAL HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

          Nevada              000-26017             95-3819300
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       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)

             3840 EAST EAGLE DRIVE
              ANAHEIM, CALIFORNIA                         92807
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    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: 714-630-6253
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        (Former name or former address, if changed since last report)

Gateway International Holdings, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:

Item 4.01. Changes in Registrant's Certifying Accountant

(a) On October 17, 2005, we dismissed Kabani & Company, Inc. as our independent certified public accountants. The decision was approved by our Board of Directors.

The reports of Kabani & Company, Inc. on our financial statements for the fiscal years ended September 30, 2004 and September 30, 2003 were modified as to audit scope as follows: "We were unable to audit the income from operations and loss on disposal of subsidiaries for the period from October 1, 2002 to December 31, 2002 of $161,456 and ($161,456) respectively, which are included in net income for the year ended September 30, 2003 as described in Note 13 to the financial statements; nor were we able to verify the income from operations and the loss on disposal of subsidiaries through other audit procedures." The opinion of Kabani & Company, Inc. also includes an explanatory paragraph wherein it expressed substantial doubt about our ability to continue as a going concern as well as about our pending litigation with the Securities and Exchange Commission ("Commission").

Our Management disagrees with Kabani & Company, Inc. with respect to the limitation of its audit scope. It is the opinion of our Management that the income from operations that is offset by the loss on disposal is immaterial as it has no effect on our income, net worth or earnings per share. We have authorized Kabani & Company to respond fully to the inquiries of a successor accountant to our Company concerning the subject matter of this disagreement.

In accordance with Item 304(a)(3) of Regulation S-B of the Securities Act of 1933, and contemporaneous with the filing of this current report on Form 8-K, we have provided Kabani & Company, Inc. a copy of the disclosures contained in this report and have requested Kabani & Company, Inc. to furnish us with a letter, addressed to the Commission, stating whether it agrees with the disclosures contained herein. We will have such letter filed with the Commission within ten
(10) business days of the filing of this current report on Form 8-K.

(b) On October 20, 2005, we engaged Weinberg and Company, P.A. as our new independent certified accountants. During the two most recent fiscal years preceding the engagement of Weinberg and Company, P.A., we did not consult with Weinberg and Company, P.A. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition to the risks described above, additional risks affecting our Company can be found in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GATEWAY INTERNATIONAL HOLDINGS, INC.


October 20, 2005                By: /s/ Lawrence A. Consalvi
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(Date)                              Name: Lawrence A. Consalvi
                                    President, Chief Executive Officer and
                                    Director